EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Adstar, Inc.
Marina del Rey, California
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-88848 and 333-128924) and Form S-3 (No. 333-126338, 333-114913, 333-111943, 333-109757, 333-91568, 333-81338 and 333-60664) of AdStar, Inc. of our report, dated March 11, 2005, relating to the consolidated financial statements of AdStar, Inc. for the year ended December 31, 2004, which appears in this Form 10-KSB..
/s/ BDO Seidman, LLP
Los Angeles, California
March 30, 2006